UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange  Act of 1934


Date of Report (Date of earliest event reported):  September 10, 2002


                THE PRESTIGE GROUP.NET, INC.
           -------------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada                000-32495              88-0441287
  -----------           --------------           -------------
(State or other      (Commission File No.)     (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation or
organization)




    4610  So.  Ulster Street, Suite  150,  Denver, Colorado 80237
    -------------------------------------------------------------
               (Address of principal executive offices)




  Registrant's telephone number, including area code: (720) 528-7303


                              N/A
                 -------------------------------
  (Former  name or  former address, if changed since last report)




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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Purchase of Paramount Financial Group, Inc.

     1.   The Transaction.

          Pursuant to a Purchase Agreement dated September 10, 2002, the Company, on September 10, 2002, closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of Paramount Financial Group, Inc., a Colorado corporation ("PFG") from Douglas G. Gregg and Paul
          S. Sidey.   In exchange for all of the shares
          common stock of PFG, the Company issued an aggregate of 1,562,500 shares of its restricted common stock, comprised of 1,462,500 shares to Douglas G. Gregg and 100,000 shares to Paul S. Sidey. Douglas G. Gregg, President, acting Chief Financial Officer and a director of the Company, is also the President and a director of each of PFG and its two subsidiaries, Paramount Mortgage Investments, Inc. ("PMI") and Paramount Real Estate Investment Trust, Inc. ("PREI"). Paul S. Sidey, Secretary and a director of the Company, is also the Secretary and a director of each of PFG, PMI and PREI.

     2.   Description of Business of Paramount Financial Group.

          General.

          PFG is a corporate financial services firm specializing in the development and placement of commercial equipment leasing transactions and assisting clients with their capital formation needs. PFG offers and utilizes a variety of financing programs for its clients and has developed various financing techniques enabling it to resolve issues inherent in conventional lending and investment situations. As a result, PFG is able to assist emerging as well as seasoned companies in their efforts to expand their existing business or to acquire industry related companies.

          PFG's strategy focuses on financing of up to $5,000,000 for small- to mid-market size companies. PFG found this to be a transaction size that is generally not served by the larger institutional lenders and investment banking firms, and is only marginally covered by other market participants.

          Equipment Leasing

          Historically, PFG has been a broker for the leasing of commercial equipment, soliciting business by referrals, traditional advertising and, most recently, by means of its website, which includes an on-line application and other information critical for the origination of equipment leasing business. Most often, PFG then submits the lease applications to one of its lease funding sources who underwrite and fund the lease, much in the same manner as a mortgage banker underwrites and funds residential mortgages. In certain instances, PFG has underwritten and approved the leases, completed the documentation in its own name and then assigned the leases to the lease funding source at the time of funding of the leases.



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          PFG has the capability to provide various types of
          leases to its customers. These include the following: (1) an Operating Lease where the leasing company, or lessor, is the owner of the equipment, but the user, or lessee, preserves the option to purchase or rent the equipment for its fair market value at the end of the lease term;
          (2) a Capital Lease which is a lease contract structured for typically 12 to 60 months with an option to purchase the equipment when the original lease term is up. Various option amounts are considered, with the typical amounts being either $1.00 or 10% of the original equipment cost; (3) a Municipal Lease which can meet the needs of federal, state, county, city, school district or other political sub-divisions with tax-exempt status. These lease plans can include non-appropriations clauses and can be tailored to operating budget requirements; and (4) a Sale/Leaseback where the leasing company buys the equipment from the customer and leases it back to the customer for your continued use, thus freeing up equity in the equipment for working capital or other uses.

          PFG specializes in working with its customers in analyzing and structuring equipment lease transactions, taking into consideration the income producing nature of the equipment, the cash flow of the business and the current and future accounting needs of the customer.

          PFG typically originates commercial equipment leases that have an original contract balance ranging from approximately $50,000 to $5,000,000.
          The capital assets that PFG finances for its clients are typically used within the medical, telecommunications, hospitality and various manufacturing industries.

          The expansion of the business of PFG will be
          dependent upon a number of factors, including (i) the size, experience and expertise of its sales staff, (ii) the availability of sufficient funds of its own or through drawable amounts under the PFG's warehouse credit facilities to finance such business, (iii) the reluctance of the PFG to accept unattractive credit risk in respect of a  particular borrower  or  borrowers,  (iv) the
          necessity  of  such  additional business to   meet
          the  requirements  and   criteria  of  a
          securitization or other funding source and (v) the competition in the financial market-place to provide financing to customers (including competition from commercial banks, finance companies and other suppliers of capital).



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          Competition

          The equipment leasing and related finance
          businesses of PFG are highly competitive. Many firms are engaged in the same types of businesses as PFG, including (i) finance divisions, affiliates and subsidiaries of equipment manufacturers, (ii) banks,their affiliates or subsidiaries, some of whom may be in a position to lend funds to the PFG, (iii) other leasing and finance companies,(iv) companies and state agencies which sponsor tax-exempt financing or other investor programs for the acquisition and lease of equipment, and (v) independently formed partnerships of individuals or corporations operated for the specific purpose of leasing
          equipment.   Many of these organizations have
          greater financial or other resources than PFG and, therefore, may be able to obtain funds on terms more favorable than those available to PFG.

          PFG believes that its ability to compete effectively depends to a great extent upon: (a) its knowledge of the marketplace, (b) the education, training and experience of its personnel, (c) the relationship and reputation it has established for service and keeping its commitments with customers and vendors, and (d) its flexibility and adaptability to the special needs of its institutional and technologically-oriented customers.

          Residential and Commercial Mortgages

          One  of  the wholly-owned subsidiaries of  PFG  is
          PMI, a Denver, Colorado-based mortgage broker. While PMI is currently only in the start-up mode, it hopes to expand its operations through internal growth and through acquisitions of other mortgage brokers and mortgage bankers in order that it may operate in both the retail and wholesale markets. PMI intends to generate its income primarily through fees and expenses charged to borrowers and from yield-spread premiums and/or service release premiums paid to PMI when the closed loans are sold by PMI. There can be no assurance that the Company or PFG will be able to provide the capital resources required for PMI to expand its operations, nor, if such expansion does occur, that the operations of PMI will be profitable.

          Real Estate Investment Trust

          The other wholly-owned subsidiary of PFG is PREI, also based in Denver, Colorado. PREI is also a start-up entity intending to meet the statutory requirments for favorable tax treatment as a Real
          Estate Investment Trust ("REIT"). The REIT industry has a diverse profile, which offers many attractive opportunities to investors. REIT industry analysts often classify REITs in one of three investment approaches:



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          Equity REITs own and operate income-producing real
          estate. Equity REITs increasingly have become primarily real estate operating companies that engage in a wide range of real estate activities, including leasing, development of property and tenant services. One major distinction between REITs and other real estate companies is that a REIT must acquire and develop its properties primarily to operate them as part of its own portfolio rather than to resell them once they are developed.

          Mortgage REITs lend money directly to real estate owners and operators or extend credit indirectly through the acquisition of loans or mortgage-backed securities. Today's mortgage REITs generally extend mortgage credit only on existing properties. Many modern mortgage REITs also effectively manage their interest rate risk using securitized mortgage investments and dynamic hedging techniques.

          Hybrid REITs both own properties and make loans to real estate owners and operators.

          It is the intent of PREI to become a hybrid REIT. However, in order to do so it must meet certain organization and operational requirments to qualify for the favorable tax treatment granted to REITs by the Internal Revenue Code. This include:

               * be an entity that is taxable as a
               corporation;
               * be managed by a board of directors or
               trustees;
               * have shares that are fully transferable;
               * have a minimum of 100 shareholders;
               * have no more than 50 percent of the shares held by five or fewer individuals during the last half of each taxable year;
               * invest at least 75 percent of the total assets in real estate assets;
               * derive at least 75 percent of gross income from rents from real property, or interest on mortgages on real property;
               * have no more than 20 percent of its assets consist of stocks in taxable REIT subsidiaries;
               * pay dividends of at least 90 percent of its taxable income in the form of shareholder dividends.

          There is no assurance, however, as to when, or if, PREI will meet these requirements. Moreover, there can be no assurance that the Company or PFG will be able to provide the capital resources required for PREI to expand its operations, nor, if such expansion does occur, that the operations of PREI will be profitable.

          Employees

          As of August 31, 2002, the PFG had 2 employees, neither of whom were represented by a labor union.



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          Property

          PFG leases office space, on a month-to-mnoth basis, in a corporate office suite in Denver, Colorado and pays a monthly rent of $410.00. The
          Company expects that it will utilize this space until the future planned growth of its business operations necessitates an increase in office space. There is an ample supply of office space in the greater Denver area and the Company does not anticipate any problem in securing additional space when necessary.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

               1.   Financial Statement of Business Acquired

               The required financial statements are not currently available. Pursuant to paragraph
               (a) (4) of Item 7, the required statements will be filed as soon as practicable, but no later than 60 days after the date this Form 8-K is required to be filed.

               2.   Pro forma Financial Information

               The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.






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          b.   Exhibits.

               10.5 Purchase Agreement by and among The Prestige Group.Net,
                    Inc., Douglas G. Gregg and Paul S. Sidey dated September 10, 2002.

               99.8 Press Release by The Prestige Group.Net,
                    Inc., dated September 13, 2002,
                    concerning the acquisition of Paramount
                    Financial Group, Inc. by The Prestige
                    Group.Net, Inc.













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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: September 12, 2002     THE PRESTIGE GROUP.NET, INC.



                              /s/ Douglas G. Gregg
                              ---------------------
                              Douglas G. Gregg, President

















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